UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

October 23, 2006 (October 26, 2006)

Date of report (Date of earliest event reported)

ALLEGHENY ENERGY, INC.

(Exact name of registrant as specified in charter)

Maryland (State or Other Jurisdiction of Incorporation)	1-267 (Commission File Number)	13-5531602 (IRS Employer Identification No.)

800 Cabin Hill Drive Greensburg, Pennsylvania (Address of principal executive of offices)	15601-1689 (Zip code)

Registrant’s telephone number, including area code: (724) 837-3000

N/A (Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry Into a Material Definitive Agreement

On October 23, 2006, The Potomac Edison Company (the “Company”), a wholly-owned subsidiary of Allegheny Energy, Inc., completed an offering of $100.0 million aggregate principal amount of its First Mortgage Bonds, 5.80% Series Due 2016 (the “Securities”) in accordance with provisions of Rule 144A and Regulation S under the Securities Act of 1933, as amended.

107th Supplemental Indenture.

The Securities were issued under the Indenture, dated as of October 1, 1944, as supplemented to the date hereof (the “Indenture”), between the Company and JPMorgan Chase Bank, N.A. (as the ultimate successor to Chemical Bank & Trust Company) (the “Corporate Trustee”) and Thomas J. Foley, as Individual Trustee (Mr. Foley, together with Corporate Trustee, the “Trustees”), and the 107th Supplemental Indenture, dated as of October 23, 2006, between the Company and the Trustees (the “Supplemental Indenture”).

A description of material terms of the Securities issued under the Indenture and the Supplemental Indenture is set forth under Item 2.03 below.

The Company and its affiliates maintain banking relationships with JPMorgan Chase Bank, N.A. and its affiliates.

The Supplemental Indenture is attached as Exhibit 4.1 to this Form 8-K and is incorporated herein by reference.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off- Balance Sheet Arrangement of a Registrant.

The Securities bear interest at the rate of 5.80% per year and mature on October 15, 2016. Interest is payable semi-annually in arrears on each April 15 and October 15, commencing April 15, 2007. The Securities are redeemable at the Company’s option, in whole or in part, at any time at the “make-whole” premium described in the Supplemental Indenture.

The Securities are secured by the lien of the Indenture, which establishes a first lien on all of the real estate, transmission and distribution systems and franchises that the Company now owns or may own in the future (other than any specifically excepted or properly released from the lien thereof), subject to no liens, charges or encumbrances of record except as permitted under the Indenture or the Supplemental Indenture (and except as to certain properties acquired since the date of the latest recorded supplemental indenture (the 106th Supplemental Indenture)). The Securities are the Company’s senior secured indebtedness and rank equally in right of payment with its other existing or any future unsubordinated indebtedness. The Indenture permits the Company to “re-open” the offering of Securities without the consent of the holders of the Securities. Accordingly, the principal amount of the Securities may be increased in the future.

Item 9.01	Financial Statements and Exhibits

(d)	Exhibits
Exhibit No.	Description
4.1	107th Supplemental Indenture, dated as of October 23, 2006.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: October 26, 2006	By:	ALLEGHENY ENERGY, INC. /s/ Philip L. Goulding
	Name:	Philip L. Goulding
	Title:	Senior Vice President and Chief} Financial Officer

EXHIBIT INDEX

Exhibit Number	Description
4.1	107th Supplemental Indenture, dated as of October 23, 2006.

5